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                                                                   EXHIBIT 10.14

                      STOCK PLEDGE AND SECURITY AGREEMENT
                      -----------------------------------
                           (WITH IRREVOCABLE PROXY)
                            -----------------------


     THIS STOCK PLEDGE AND SECURITY AGREEMENT (WITH IRREVOCABLE PROXY) ("Agreement"), is entered into as of the 29th day of December, 1994, by and between CPS ACQUISITION CORP., a Georgia Corporation ("Pledgor"), and GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Secured Party").

     A. Pledgor has requested that Secured Party extend to it a loan ("Term Loan") in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) pursuant to a Term Loan Agreement between Pledgor and Secured Party dated as of even date herewith (as it may be from time to time renewed, amended, restated or replaced, "Term Loan Agreement") and evidenced by a promissory note (as from time to time renewed, amended, restated or replaced, "Term Loan Note").

     B. CPS Systems Inc., a Texas corporation ("Company"; and Pledgor and Company collectively, "Borrowers"), has requested that Secured Party extend to it in the form a revolving line of credit a loan ("Revolver Loan"; and the Term Loan and Revolver Loan collectively, "Loans") in a principal amount not to exceed One Million Dollars ($1,000,000) pursuant to a Revolver Loan and Security Agreement between Company and Secured Party dated as of even date herewith (as it may be from time to time renewed, amended, restated or replaced, "Revolver Loan Agreement"; and the Term Loan Agreement and the Revolver Loan Agreement collectively, "Loan Agreements") and evidenced by a promissory note (as from time to time renewed, amended, restated or replaced, "Revolver Loan Note"; and the Term Loan Note and the Revolver Loan Note collectively, "Notes").

     C. The Loan Agreements, Notes, and all other documents now or hereafter evidencing and/or securing the Loans are hereinafter referred to as the "Credit Facilities Documents."

     D. The Term Loan will be used to pay a part of the acquisition costs of Pledgor for all of the capital stock of Company. Under the terms of the Credit Facilities Documents, Acquisition Corp. is required to merge into Company. Upon such merger, the term "Borrowers" will include only Company.

     E. Pledgor owns all the shares of capital stock of Company (such shares, together with any of the shares of capital stock of Company into which such shares may be converted upon consummation of the merger, "Shares").

     F. In order to induce Secured Party to make the Loans, Pledgor desires to grant a security interest in, pledge, assign and

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transfer to Secured Party, as additional security for the Loans and other obligations, all of Pledgor's right, title and interest in and to the Shares.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, conditions, representations and warranties contained herein, the parties hereto do hereby agree as follows:

     1.  Security Interest. Pledgor hereby grants a security interest to Secured
         -----------------
Party in and to the Shares, together with all rights thereof or arising therefrom, all certificates, options or warrants associated therewith, all additions thereto, dividends and payments arising thereunder, all substitutions therefor and the proceeds (including, without limitation, all accounts, chattel paper, contract rights, documents, general intangibles, instruments, and equipment, inventory and other goods) of all of the foregoing (collectively, "Collateral"), as security for all of the following (collectively, "Obligations"): the obligations of Borrowers, or either of them, to Secured Party under the Loan Agreements and any and all of the other Credit Facilities Documents (including, without limitation, the obligations of Pledgor under its Guaranty and Subordination of even date herewith), all obligations of Pledgor under this Agreement, and all other obligations now or hereafter owed to Secured Party by Borrowers, or either of them, or their respective successors and/or assigns to Secured Party. Upon execution of this Agreement, Pledgor shall deliver to Secured Party the certificates evidencing the Shares together with stock power(s) and assignment(s) separate from certificate for the certificates representing the Shares, endorsed in blank, with signature guaranteed as required by the transfer agent for the Shares, and the books of Pledgor of such Shares shall contain a legend to reflect such pledge of the Shares hereunder.

     2.  Covenants, Representations and Warranties. Pledgor covenants,
         -----------------------------------------
represents and warrants to Secured Party, with the understanding that Secured Party is relying on such representations and warranties, that:

         (a) the Collateral is the sole and separate Property of Pledgor, and Pledgor has title to the Collateral and is the legal and beneficial owner of the Collateral, free from any liens, security interests, assignments, encumbrances or claims of any kind, other than the security interest created by this Agreement and, subject to the provisions of the Subordination Agreement (as defined in the Term Loan Agreement), and the Subordinated Indebtedness Liens (as defined in the Term Loan Agreement);



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     (b) Except for the Subordinated Indebtedness Liens, so long as it is subject to the terms and conditions of the Subordination Agreement, Pledgor will not assign, pledge, encumber or otherwise transfer in any way, so long as this Agreement shall remain in effect, the whole or any part of the Collateral;

     (c) Except for the Subordinated Indebtedness Liens, so long as it is subject to the terms and conditions of the Subordination Agreement, Pledgor will not permit or suffer to exist any lien, security interest, encumbrance or claim of any kind upon the Collateral, except those in favor of Secured Party;

     (d) Pledgor shall deliver to Secured Party and Secured Party shall retain physical possession of all stock certificates and other instruments and documents representing or evidencing any of the Collateral, which stock certificates shall be duly endorsed for transfer to Secured Party;

     (e) Pledgor will not amend or waive or consent to any amendment or waiver of the instruments or documents constituting the Collateral or make any compromise, adjustment, settlement or termination in connection therewith, and Pledgor will preserve and enforce all of its rights under the corporate governance documents establishing the rights of holders of shares of stock of the class held by Pledgor, unless failure to do so would not adversely affect the Collateral;

     (f) Pledgor will accept no payments, distributions or dividends on the Collateral, Pledgor will hold any such payment, distribution or dividend received by Pledgor in trust for Secured Party and not commingle it with its general funds, and Pledgor will immediately remit to Secured Party any payment, distribution or dividend received by it;

     (g) The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of or constitute a default under the terms of any agreement, or other instrument, license, judgment, order, statute, ordinance or other governmental rule or regulation, applicable to Pledgor or the Collateral;

     (h) Upon its execution and delivery, this Agreement shall create an enforceable and valid lien upon and security interest in the Collateral;

     (i) Pledgor has full power and authority to enter into this Agreement and, if Pledgor is other than a natural person,

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     the person executing this Agreement on behalf of Pledgor have been duly authorized to act on behalf of Pledgor in the execution thereof;

          (j) The capitalization of the Pledgor consists of ten thousand (10,000) authorized and issued shares of common stock and upon the merger of Pledgor into Company will convert into ten thousand (10,000) shares of common stock of Company; the capitalization of Company consists of five thousand six hundred (5,600) authorized and issued shares of common stock and except for the warrants described in schedule 2 (j), there are no agreements in effect which require or obligate Pledgor or Company to issue any additional shares of stock of Pledgor or Company and there are no outstanding warrants, options of other rights to purchase any shares of stock of Pledgor;

          (k) Other than Pledgor and the other stockholders of Pledgor listed in schedule 2(k), there are no persons who assert any type of ownership interest or control (whether by virtue of voting rights or otherwise) whatsoever in Pledgor; and other than Pledgor, there are no other persons who assert any type of ownership interest in Company.

          (1) Other than this Agreement and the pledge agreement creating the Subordinated Indebtedness Liens on the Collateral, there is no agreement which imposes any conditions or restrictions on the Shares, and Pledgor shall take no action to impose any such restrictions prior to full satisfaction of all of Borrowers' Obligations under the Credit Facilities Documents;

          (m) All of the Shares have been duly authorized, validly issued and are fully paid and non--assessable;

          (n) The granting by Pledgor to Secured Party of the security interest in the Collateral as evidenced by this Agreement complies with all applicable federal and state securities laws or qualifies for an exemption from such registration;

          (o) Pledgor will promptly (but not later than three (3) days after receipt thereof) deliver to Secured Party copies of any notices received with respect to matters materially affecting the Collateral; and

          (p) Pledgor's principal place of business, chief executive office and/or (if it is a natural person) residence is located at the mailing address set forth in paragraph 15(m) below, and Pledgor will not change the location of its principal place of business or chief executive office or (if

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     it is a natural person) residence without ten (10) days prior written notice to Secured Party.

     3.  Default. The occurrence of any of the following shall constitute an
         -------
event of default ("Event of Default") under this
Agreement:

         (a) A default or violation shall occur in the performance of any of the obligations of Pledgor under Section 2;

         (b) A default or violation in the performance of Pledgor's obligations under this Agreement or any of the other Loan Documents (other than a default or violation referred to elsewhere in this Section 3) which continues unremedied (i) for a period of five (5) Business Days (as defined below) after notice of such default or violation to Pledgor in the case of any default or violation which can be cured by the payment of money alone or (ii) for a period of twenty (20) Business Days after notice to Pledgor in the case of any other default or violation;

         (c) An "Event of Default," as defined elsewhere in any of the other Credit Facilities Documents.

As used herein, the term "Business Day" means any day other than a Saturday, Sunday or a day on which banks in, Los Angeles, California, or New York, New York, are required to close.

     4.  Remedies. Upon the occurrence of any Event of Default, Secured Party
         --------
may, at its option and without further notice to Pledgor, do one or more of the following:

         (a) Sell, assign and deliver any or all of the Collateral or any rights or interest therein at public or private sale, at Secured Party's option;

         (b) Collect any and all dividends or proceeds due from the Collateral and apply such to all costs and expenses of Secured Party and to all obligations secured hereby; and

         (c) Take such other action and remedies as are provided in the applicable Uniform Commercial Code or as otherwise allowed by law.

With respect to any sale of the Collateral by Secured Party, whether public or private, under the UCC or otherwise, notice of such sale shall be deemed commercially reasonable if given to Pledgor at least ten (10) Business Days prior to the date of the intended disposition. Any and all remedies conferred upon Secured

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Party shall be deemed cumulative with and non--exclusive of any other remedies allowed by law. The exercise of any one remedy by Secured Party shall not preclude the exercise of any other. Secured Party may delay exercising a right or remedy hereunder without waiving that, or any other past, present or future right or remedy.

     5.  Maintenance of Priority of Security Interest. Except for the
         --------------------------------------------
Subordinated Indebtedness Liens, so long as it is subject to the terms and conditions of the Subordination Agreement, Pledgor will not, and will it not attempt to or permit a third party to, assign, pledge, mortgage, lease, hypothecate or otherwise encumber, sell or otherwise dispose of the Collateral, and Pledgor will not suffer or permit to be incurred any liens on or security interests in the Collateral or permit the Collateral to be subjected to any unpaid charges whatsoever. In addition, Pledgor agrees that it will defend the Collateral against the claims and demand of all parties; provided, that, at Secured Party's option, Secured Party may do so at Pledgor's expense. Pledgor agrees, at its sole cost and expenses, to execute, re--execute, deliver and re-- deliver all documents requested by Secured Party to enable Secured Party to perfect, preserve and protect its security interest in and on the Collateral, and does hereby authorize Secured Party to file and record any such documents for such purposes. If Pledgor declares any share dividend, reclassification, readjustment, makes any other change in the structure of Pledgor or if any subscription, warrants or other options are exercisable with respect to the Collateral, of if Pledgor is a party to any merger or consolidation, all new, substituted, or additional shares or other securities, issued by reason of such change or option, shall be subject to the security interest of Secured Party described herein, and all references to the word "Collateral" shall automatically be deemed to include such new, substituted or additional shares or other securities (notwithstanding the fact that such action on the part of Pledgor may constitute an Event of Default under this Agreement) and immediately upon the issuance of such new, substituted or additional shares or other securities, Pledgor shall deliver such shares or other securities to Secured Party, accompanied by a stock power and assignment apart from certificate (or other comparable assignment instrument in the case of the issuance of securities other than stock) endorsed in blank.

     6.  Taxes. Pledgor will pay promptly, when due, any and all property taxes,
         -----
excise taxes (however called) and other taxes, assessments, duties and other charges, which, if unpaid, might by law or otherwise become a lien or charge upon the Collateral (including any and all interest, penalties and related provisional fees) imposed, levied or assessed against the Collateral, or upon or measured by the use, ownership, possession or operation thereof, or in respect of this Agreement or incident to the security

                                       6
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interest in the Collateral granted and conveyed herein; provided, however, that
Pledgor shall have the right to contest in good faith by appropriate proceedings promptly initiated, the validity, amount or imposition of such fee or tax if such contest, in Secured Party's determination, does not have any material adverse impact on Secured Party's interest under this Agreement or any other Loan Document or on the Collateral.

     7.  Pledgor's Failure to Pay Taxes and Other Items. If Pledgor fails to
         ----------------------------------------------
make any payment or do any act required of it under this Agreement, then Secured Party shall have the right, but not the obligation, upon three (3) Business Days notice to Pledgor, and without releasing Pledgor from any obligation under this Agreement, to make or do the same, and to pay, purchase, contest or compromise any lien which in Secured Party's judgment places its security interest in the Collateral or Pledgor's title to the Collateral in jeopardy, and in exercising any such rights, to expend whatever reasonable amounts Secured Party in its sole discretion may deem necessary therefor. Any amounts expended by Secured Party pursuant to this Section 7 shall be a demand obligation owing by Pledgor, which shall bear interest at the Default Rate (as defined in the Term Loan Agreement) from the date Secured Party expends such amount until repaid.

     8.  Indemnification. Pledgor agrees to indemnify, defend and hold harmless
         ---------------
Secured Party for, from and against all losses, claims, demands and expenses, including, without limitation, expert witness fees and attorneys' fees, incurred by Secured Party and arising out of: (a) a misrepresentation or breach of warranty contained in this Agreement; (b) failure of Debtor to establish or maintain in favor of Lender a first priority security interest in the Collateral in favor of Lender subject only to the restrictions set forth in the Subordination Agreement; or (c) any contest by Debtor of the exercise of any of Secured Party's rights or remedies under this Agreement, at law or in equity.

     9.  Unregistered Securities. Pledgor acknowledges that the Shares
         -----------------------
constitute unregistered securities subject to legal restrictions upon the transfer thereof which will render a public sale of the Shares unavailable, and that Secured Party has no obligation to register the Collateral under federal and/or state securities laws. If, upon an Event of Default, Secured Party exercises its right to sell the Shares, Pledgor waives all right to a public sale and agrees to the private placement of the Shares to any qualified third party buyer at a commercially reasonable price therefor. Secured Party may in its discretion at any such sale, restrict the prospective bidders or purchasers as to their number, nature of business and investment intention and may require that the persons making such purchases represent and agree to the satisfaction of Secured Party that they are purchasing the

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Collateral for their account, for investment, and not for distribution or resale or place any other restrictions on sale that are necessary to satisfy any securities law restrictions. Pledgor further acknowledges that the legal restrictions upon transfer of the Shares adversely affect the marketability of the Shares and any commercially reasonable price of the Shares will include a discount from the proportionate part of the net asset value of Pledgor represented by the Shares to reflect those restrictions upon marketability.

     10.  Irrevocable Proxy. Pledgor does hereby irrevocably constitute and
          -----------------
appoint Secured Party and Secured Party's successors and assigns as its proxy, with full power, in the same manner, to the same extent, and with the same effect as if they were to do the same:

          (a) To attend all meetings of Pledgor and Company held from the date hereof, and to vote the Collateral at any such meeting in such manner as Secured Party shall, in its sole discretion deem appropriate; and

          (b) To consent, in the sole discretion of Secured Party, to any and all actions by or with respect to Pledgor and Company for which the consent of the Pledgor is or may be necessary or appropriate; and

          (c) Without limitation, to do all things which Pledgor can or could do as a shareholder of Pledgor and Company, giving to Secured Party full power of substitution and revocation;

provided, however, that this proxy shall not be exercisable by Secured Party, and Pledgor alone shall have the foregoing powers, so long as no Event of Default exists, and provided further that this proxy shall terminate at such time as this Agreement is terminated as provided in Section 11 below. Except for the proxy of Paul Kana which expires not later than thirty (30) days from the date hereof, Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxy in derogation hereof until such time as this Agreement is terminated as provided below. Pledgor and Secured Party hereby specifically agree that the proxy granted hereunder shall be deemed to be valid and irrevocable until this Agreement shall be terminated as provided below.

     11.  Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor's
          ----------------
attorney-in-fact with full power of substitution (without imposing any obligations on Secured Party), to perform all acts which Secured Party deems appropriate to perfect and continue the security interest granted hereunder. The power of attorney

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granted herein is coupled with an interest and is irrevocable until this
Agreement is terminated as provided below.

     12.  Termination. Subject to the provisions of the Subordination Agreement
          -----------
with respect to the delivery of the Collateral to Lender, this Agreement shall terminate upon full satisfaction of the indebtedness hereby secured, and, upon such termination, Secured Party shall return to Pledgor any of the Collateral held by Secured Party pursuant to this Agreement, and the original executed copy of this Agreement which contains an irrevocable proxy.

     13.  Acknowledgment. Pledgor acknowledges that Secured Party would not
          --------------
agree to make the Loans to Borrower without the execution, delivery and performance of this Agreement by Pledgor. Pledgor further acknowledges that it has received good and sufficient consideration for the execution, delivery and performance of this Agreement.

     14.  No Duty to Protect. This is a pledge and assignment of Pledgor's
          ------------------
rights and benefits in the Collateral without an assumption by Secured Party of any of Pledgor's duties or obligations attendant thereto. Except for physical safeguarding of the stock certificate(s) included in the Collateral delivered to Secured Party, Secured Party shall have no duty to protect, insure, collect or realize upon the Collateral or any proceeds therefrom. Secured Party shall not have any obligation to any third party by virtue of Secured Party's possession of the Collateral.

     15.  Miscellaneous.
          -------------

          (a) This Agreement and all other Credit Facilities Documents shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all other prior agreements, written or oral, with respect thereto.

          (b) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however that Pledgor shall not have the right to assign or transfer its respective rights or obligations under this Agreement except with the prior written consent of Secured Party. Secured Party, at any time, may sell, assign, grant or otherwise transfer, in whole or in part, the indebtedness secured hereby and Secured Party's rights, interest and obligations under this Agreement or the Collateral and in such event, the transferee shall have the same rights, powers and authority with respect to this Agreement and the Collateral so transferred as are hereby given to Secured Party.

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     (c) This Agreement may be amended, modified, renewed or extended but only by a written instrument, executed by all of the parties hereto in the manner of the execution of this Agreement.

     (d) THIS AGREEMENT AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

     (e) PLEDGOR (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR, IF SECURED PARTY INITIATES SUCH ACTION, ANY COURT IN WHICH SECURED PARTY SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT SECURED PARTY'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT PLEDGOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. PLEDGOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

     (f) SECURED PARTY AND PLEDGOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND PLEDGOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

     (g) ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPHS 15(d) - (g), INCLUSIVE, ARE MATERIAL INDUCEMENTS FOR SECURED PARTY'S MAKING THE LOANS TO BORROWERS.
                                 [Pledgor's initials _______]


     (h) All parties hereto shall, from time to time, do and perform such other and further actions and execute and deliver any and all such other and further instruments as may be required or reasonably requested by any other party to establish, maintain and protect the respective rights and

                                       10
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remedies of such other party and to carry out and effect the intents and purposes of this Agreement.

     (i) All documents, agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to Secured Party in its sole discretion and shall be provided at the sole cost and expense of Pledgor.

     (j) The representations and warranties hereunder shall survive the execution hereof and Secured Party may enforce such representations and warranties at any time. Pledgor's covenants shall survive the execution hereof and shall be performed fully and faithfully by Pledgor at all times. The indemnities of Pledgor shall survive repayment of the indebtedness secured hereby.

     (k) If any term or provision of this Agreement, or the application thereof to any circumstances, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that render any term or provision hereof invalid or unenforceable in any respect.

     (1) Time is of the essence of this Agreement.

     (m) All notices, requests or demands required or permitted to be given hereunder shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or such other telecopier number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within twenty-four (24) hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

                                       11
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If to Secured Party:      Greyhound Financial Corporation
                          Dial Tower
                          Dial Corporate Center
                          1850 North Central Avenue
                          Phoenix, Arizona 85077
                          Attn:  Vice-President - Law
                          Telecopy:  (602) 207-5036

                          CPS Acquisition Corp.
                          c/o CPS Systems, Inc.
                          3400 Carlisle St., Suite 500
                          Dallas, Texas 75204
                          Attn: Vice-President - Law
                          Telecopy:  (214) 720-1380

                          Greyhound Financial Corporation
                          311 So. Wader, Suite 2725
                          Chicago, IL 60606
                          Attn:  Portfolio Manager
                          Telecopy:  (312) 322-7250

                          one copy marked "Attention: Vice
                          President - Law" and the other
                          marked "Attention: Vice President -
                          Operation Management"

If to Pledgor:            CPS Acquisition Corp.
                          3400 Carlisle St., Suite 500
                          Dallas, Texas 75204

     (n) This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     (o) The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

     (p) All references to the singular shall include the plural and vice versa and all references to the masculine shall include the neuter or feminine and vice versa. This Agreement has been reviewed and negotiated by counsel for each party and no ambiguity in this Agreement shall be construed against any party based upon its having prepared the same.

16.  Waiver of Suretyship Defenses and Rights.
     -----------------------------------------

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(a)  Neither (i) the exercise or the failure to exercise by Secured Party of any rights of remedies conferred on it under any of the other Credit Facilities Documents, hereunder or existing at law or otherwise, or against any other security for performance of Obligations, (ii) the commencement of an action at law or the recovery of a judgment at law against Company or other obligor ("Third Party Obligor") for the Obligations and the enforcement thereof through levy or execution or otherwise, (iii) the taking or institution or any other action or proceeding against Company or any other Third Party Obligor nor (iv) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by Pledgor) of Secured Party or anyone acting for Secured Party shall extinguish or affect the obligations of Pledgor hereunder. Pledgor shall be and remain liable hereunder until all Obligations are fully paid and performed, notwithstanding the previous discharge (total or partial) from further liability of Company or any Third Party Obligor.

(b) Borrower hereby expressly waives: (i) notice of the existence, creation or non-payment of all or any of the Obligations except as otherwise provided in this Agreement; (ii) presentment, protest, demand, dishonor, notice of dishonor, protest and all notices whatsoever with respect to the Obligations; (iii) all diligence in collection or protection of or realization on the Obligations or any part thereof, an Obligation hereunder, or any security for or guarantee of any of the foregoing; (iv) any right or defense based upon an election of remedies by Secured Party or marshalling of assets; (v) any defense arising because of Secured Party's election under Section 1111(b)(2) of the United States Bankruptcy Code ("Bankruptcy Code") in any proceeding instituted under the Bankruptcy Code;
     (vi) any defense based on post-petition borrowing or the grant of a security interest by a Borrower under Section 365 of the Bankruptcy Code;
     (vii) any duty on the part of Secured Party to disclose to Pledgor any facts Secured Party may know or hereafter know about a Borrower, regardless of whether Secured Party has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume or has reason to believe that such facts are known to Pledgor or has a reasonable opportunity to communicate such facts to Pledgor, because Pledgor represents and warrants that it is fully responsible for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing on the risk of non-payment or any obligation guaranteed hereby; and (viii) any and all suretyship defenses and defenses in the nature thereof under Arizona and/or any other applicable law, including, without limitation, the benefits of the provisions of Sections 12-1641 through 12-1646, of the Arizona Revised Statues, Sections 17 and 21, A.R.C.P., and all other laws and procedural rules of similar import.

(c) Without limiting the generality of the foregoing, Pledgor will not assert against Secured Party any defense of waiver, release, discharge in bankruptcy, statute of limitation, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to Borrower with respect to the other Credit Facilities Documents, or any setoff available to a Borrower against Secured Party, whether or not on account of a related transaction.

(d) Anything else contained herein to the contrary notwithstanding, Secured Party, from time to time, without notice to Pledgor, may take all or any of the following actions without in any manner affecting or impairing the obligations of Pledgor hereunder: (i) obtain a lien on or a security interest in any property to secure any of the Obligations; (ii) retain or obtain the secondary liability of any party or parties, in addition to Pledgor, with respect to any of the Obligations; (iii) renew, extend or otherwise change the time for payment or performance of any of the Obligations for any period; (iv) release or compromise any liability of a Borrower or any liability of any nature of any other party or parties with respect to any of the Obligations; (v) exchange, enforce, waive, release and apply any security for the performance of any of the Obligations and direct the order or manner of sale thereof as Secured Party may in Secured Party's discretion determine; (vi) resort to the Collateral for payment of any Obligations, whether or not Secured Party shall proceed against any other party primary or secondarily against any other party primarily or secondarily liable on any of the Obligations; (vii) agree to any amendment (including, without limitation, any amendment which changes the amount of interest to be paid under the Credit Facilities Documents or extends the period of time during which a Borrower may obtain advances of a
     Loan), any alteration of any of the Credit Facilities Documents or any waiver of any of the provision of any of the Credit Facilities Documents and/or exercise Secured Party's rights to consent to any action or non-action of a Borrower which may violate the covenants and agreements contained in the Credit Facilities Documents, with or without consideration and on such terms and conditions as may be acceptable to Secured Party; or
     (h) exercise any of Secured Party's rights conferred by the Credit Facilities Documents or by law.

(e) Notwithstanding anything herein to the contrary, if at any time or any part of any payment theretofore applied by Secured Party to any of the Obligations is or must be rescinded or returned by Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of a Borrower), such Obligations, for purposes of this Section 16, to the extent that such payment is or must be rescinded or returned, shall be deemed to have never been performed; and this Section 16 shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Secured Party had not been made.

(f) Borrower shall have no right of subrogation with respect to the Obligations or any right of indemnification reimbursement or contribution from a Borrower or from any other Third Party Obligor with respect to the Obligations regardless of any payment thereon resulting from the provisions of this Section 16 until the Obligations have been paid and performed in full and Borrower hereby unconditionally waives any such right of subrogation, indemnification, reimbursement or arbitration.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

     PLEDGOR:                  CPS ACQUISITION CORP., a
                               Georgia corporation


                               By: /s/ Paul E. Kana
                                  --------------------------------
                               Print/Type Name: Paul E. Kana
                               Title: President


     SECURED PARTY:            GREYHOUND FINANCIAL CORPORATION,
                               a Delaware corporation


                               By: /s/ Patricia Murray
                                  --------------------------------
                               Print/Type Name: Patricia Murray
                                               -------------------
                               Title: Vice President
                                     -----------------------------